Exhibit 4.1

AMENDMENT TO RIGHTS AGREEMENT

This Amendment to Rights Agreement (this “Amendment”), dated as of November 9, 2006, between Tanox, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the “Rights Agent”), amends that certain Rights Agreement, dated as of July 27, 2001 (the “Rights Agreement”).

The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

1.	The definition of “Acquiring Person” as set forth in Section 1 of the Rights Agreement is hereby amended by adding as the final paragraph thereto the following:

“Notwithstanding the foregoing, Genentech, Inc., a Delaware corporation (“Genentech”), or any Affiliate or Associate thereof, including Green Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Genentech (“Merger Sub”) (collectively with Genentech and any Affiliate or Associate of Genentech, “Parent”), shall not become an “Acquiring Person” as a result of (i) the approval, execution or delivery of that certain Agreement and Plan of Merger dated as of November 9, 2006 (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, Genentech and Merger Sub, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the acceptance for payment and purchase or exchange of Company Common Stock (as such term is defined in the Merger Agreement) pursuant to the Merger Agreement, (iv) the announcement of the execution of the Merger Agreement or the entry into the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

2.	The definition of “Distribution Date” as set forth in Section 1 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Company Common Stock pursuant to the Merger Agreement, (iv) the announcement of execution of the Merger Agreement or entry into the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

3.	The definition of “Stock Acquisition Date” as set forth in Section 1 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding anything in the Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occurred as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Company Common Stock pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

4.	The definition of “Expiration Date” as set forth in Section 1 of the Rights Agreement is hereby amended so that it reads, in its entirety, as follows:

“Expiration Date” shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights expire pursuant to Section 13(d) hereof, (iv) the time at which all Rights then outstanding and exercisable are exchanged pursuant to Section 24 hereof, and (v) immediately prior to the Effective Time (as such term is defined in the Merger Agreement).

5.	Section 11(a)(ii) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding the foregoing, no “Flip-In Event” shall be deemed to have occurred as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Company Common Stock pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

6.	Section 11(a)(iii) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding the foregoing, no “Flip-In Trigger Date” shall be deemed to have occurred as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Company Common Stock pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

7.	Section 13(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (x) through (z) of the first sentence of Section 13(a) shall be deemed to have occurred as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Company Common Stock pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

8.	Section 13(b) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding anything in this Agreement to the contrary, Genentech, or any Affiliate or Associate thereof, including Merger Sub, shall not become a “Principal Party” as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Company Common Stock pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

9.	A new Section 35 shall be added and shall read as follows:

“Section 35. TERMINATION. Immediately prior to the Effective Time (as such term is defined in the Merger Agreement), this Agreement shall terminate and all outstanding Rights shall expire.”

10.	Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

11.	This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12.	This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

13.	Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

14.	Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement or in the Merger Agreement, as the case may be.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

TANOX, INC.

By:	/s/ Gregory Guidroz
Name:	Gregory Guidroz
Title:	V. P. – Finance

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:	/s/ Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President

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